UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2016

THE FRESH MARKET, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34940 (Commission File Number)	56-1311233 (IRS Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 272-1338

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 18, 2016, The Fresh Market, Inc. (the “Company”) entered into a settlement agreement and limited release of claims (the “Settlement Agreement”) with Jeffrey Ouellette, the named plaintiff, for himself and on behalf of the remaining members of the putative collective action, to settle the Company’s previously disclosed lawsuit that was filed against it in the U.S. District Court in Connecticut. In the lawsuit, the named plaintiff alleges that the Company did not properly pay the named plaintiff and other similarly situated department managers under the federal Fair Labor Standards Act because it allegedly did not comply with the provisions of 29 C.F.R. § 778.114 and/or because it paid incentive compensation to such individuals in addition to utilizing the fluctuating work week method to calculate overtime compensation and/or because it allegedly took certain deductions from the compensation of such individuals and/or because it allegedly did not properly include certain incentive compensation in the calculation of overtime compensation for such individuals.  The complaint purports to state a collective action on behalf of a class of department managers in stores in states in which the Company previously used the fluctuating workweek method of compensation.

While the Company denies the allegations underlying the lawsuit, it has agreed to enter into the Settlement Agreement in order to avoid further expense and inconvenience and the risk inherent in uncertain complex litigation.

The Settlement Agreement, which is contingent upon court approval, provides for a maximum gross settlement payment of no more than $5 million.  This payment represents the amount that the Company will pay if all remaining members of the putative collective action participate in the settlement, and is the maximum amount that the Company will be required to pay to satisfy its obligations under the Settlement Agreement, exclusive of the Company’s separate and additional payment of employer payroll taxes on amounts treated as wages.  The gross settlement assumes 100% participation by all potential opt-ins.  The minimum payment by the Company under the Settlement Agreement is approximately $3.6 million.  The Company cannot assure you that the Settlement Agreement will be approved by the Court or upheld if challenged on appeal.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by the contents of the Settlement Agreement.

Forward-Looking Statements

This report contains forward-looking statements in addition to historical information.  The Company uses words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking forward,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and “would” or any variations of these words or other words with similar meanings to identify such forward-looking statements.  All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements.  These forward-looking statements may relate to such matters as the Company’s industry, business strategy, goals and expectations concerning the Company’s market position, future operations, future performance or results, margins, profitability, capital expenditures, liquidity and capital resources, interest rates and other financial and operating information and the outcome of contingencies such as legal and administrative proceedings.  Any forward-looking statement made by the Company in this report speaks only as of the date hereof.  Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Date: April 19, 2016	By:	/s/ Scott F. Duggan
		Name:	Scott F. Duggan
		Title:	Senior Vice President—General Counsel